Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDING AGREEMENT is made as of the 30th day of September, 2013

BY AND AMONG:

PNC BANK CANADA BRANCH, as Agent and as Lender

(hereinafter referred to as the “Agent”)

- and -

ZOCHEM INC., as Borrower

(hereinafter referred to as the “Borrower”)

- and –

HORSEHEAD HOLDING CORP.

(hereinafter collectively referred to as the “Guarantor”)

WHEREAS the Agent, the Borrower and the Guarantor entered into a Revolving Credit and Security Agreement dated as of December 21, 2012 (the “Credit Agreement”);

AND WHEREAS in connection with certain capital expenditures which the Borrower has made, the Borrower has requested the Agent amend the definitions of Eligible Receivables, Fixed Charge Coverage Ratio and Unfunded Capital Expenditures in Section 1.2 of the Credit Agreement, all upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
GENERAL

1.1	Definitions

Unless otherwise defined herein, capitalized terms used in this amending agreement (this “Agreement”), including in the recitals hereto, shall have the meanings ascribed to such terms in the Credit Agreement.

1.2	Amendment Effective Date

The Credit Agreement shall be deemed to be amended as of the Amendment Effective Date (as that term is hereinafter defined). The terms “hereof”, “herein”, “this Agreement” and similar terms used in the Credit Agreement, shall mean and refer to, from and after the Amendment Effective Date, the Credit Agreement as amended by this Agreement.

1.3	Continued Effectiveness

Each of the parties hereto agree that the Credit Agreement as amended by this Agreement shall remain in full force and effect.

1.4	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrower, the Guarantor, the Agent and the Lender and their respective successors and permitted assigns.

1.5	Invalidity of any Provisions

Any provision of this Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition in such jurisdiction without invalidating the remaining terms and provisions hereof and no such invalidity shall affect the obligation of the Borrower to pay the Obligations in full.

1.6	Captions and Headings

The inclusion of headings preceding the text of the sections of this Agreement and the headings following each Article in this Agreement are intended for convenience of reference only and shall not affect in any way the construction or interpretation thereof.

ARTICLE 2
AMENDMENTS

2.1	Amendments

With effect as of the Amendment Effective Date, the Credit Agreement is hereby amended to give effect to this Agreement and the Credit Agreement is further amended as follows:

(a)	Part (j) of the definition of “Eligible Receivables” in Section 1.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(j) the Receivable arises with respect to a Customer whose aggregate amount of Receivables constitute forty percent (40%) or more of the aggregate amount of  all Receivables owed to the Borrower, to the extent such Receivables exceed such limit; provided that if such Customer’s credit rating is below any of (A) a Moody’s rating of Baa3, (B) an S&P rating of BBB-, (C) a Fitch rating of BBB-, or (D) a DBRS rating of BBB(low), then such percentage shall be decreased to fifteen percent (15%);”

(b)	the definition of “Fixed Charge Coverage Ratio” in Section 1.2 of the Credit Agreement is hereby amended by adding the following phrase after the words ‘such period’ in the third line thereof:

“to the extent in excess of $7,052,000 for any Testing Event that occurs between August 1, 2013 and July 31, 2014”

(c)	the definition of “Unfinanced Capital Expenditures” in Section 1.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Unfinanced Capital Expenditures” shall mean all Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis other than those made utilizing financing provided by the applicable seller or third party lenders or by a Lender hereunder. For the avoidance of doubt, Capital Expenditures made by the Borrower or any of its Subsidiaries utilizing Advances shall not be deemed Unfinanced Capital Expenditures.”

(d)	Section 7.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Declare, pay or make any dividend or distribution on any shares of the common shares, preferred shares, membership interests or partnership interests of any Borrower Party or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common shares, preferred shares, membership interests or partnership interests or of any options to purchase or acquire any such shares of common or preferred shares, membership interests or partnership interests of any Borrower Party, except that (i) any Borrower Party may make any such payment or distribution to another Borrower Party, (ii) so long as no Event of Default shall have occurred and be continuing or shall occur as a result of giving effect to any such payment, the Borrower Parties shall be permitted to pay dividends or distributions to Holding to enable Holding to make payments as required or permitted under any Holding Bond Issuance or under any Indenture Document, (iii) so long as (y) no Event of Default or Default shall have occurred and be continuing or shall occur as a result of giving effect to any such payment and (z) Undrawn Availability, both prior to and after giving effect to any such payment, is equal to or greater than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), the Borrower Parties shall be permitted to pay dividends or distributions, and (iv) the Borrower may pay a single dividend to Horsehead Holding Corp. of no more than $10,000,000.”

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Representations and Warranties

Each of the Borrower and the Guarantor hereby represents and warrants to the Agent and the Lender as follows (which representations and warranties shall survive the execution and delivery of this Agreement, acknowledging that the Agent and Lender are relying thereon without independent inquiry in entering into this Agreement):

(a)
it has the corporate or partnership power and authority and all governmental licenses, authorizations, consents, registrations and approvals required to enter into and perform its obligations under this Agreement;

(b)
the execution, delivery and performance by it of this Agreement: (i) have been duly authorized by all necessary corporate or partnership action; (ii) do not contravene any provision of its articles, by-laws, partnership agreement or any shareholders agreement; (iii) do not contravene or violate any law, decree, order, rule or regulation of its jurisdiction of incorporation or formation or any legal requirement applicable to it, except for any contravention or violation of any such law, decree, order, rule or regulation individually or in the aggregate which has not had or could not reasonably be expected to have a Material Adverse Effect; and (iv) will not constitute or result in a breach of, or a default under, or be in conflict with, any deed, indenture, mortgage, franchise, license, judgment, agreement or instrument to which it is a party or by which it is bound except to the extent that any such breach, default or conflict of, under or with any such deed, indenture, mortgage, franchise, license, judgment, agreement or instrument has not had or could not reasonably be expected to have a Material Adverse Effect;

(c)
this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent such enforcement may be restricted by any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to the discretion of a court in regard to the availability of equitable remedies; and

(d)	no Default or Event of Default under the Credit Agreement has occurred or is continuing.

ARTICLE 4
CONDITIONS

4.1	Conditions to Effectiveness of Amendment

The amendments contained in Article 2 shall not become effective until the Agent shall have received the following deliveries in form and substance satisfactory to the Agent, acting reasonably (the date on which all such deliveries have been completed is hereinafter referred to as the “Amendment Effective Date”);

(a)	the execution and delivery of this Agreement by the parties hereto; and

(b)	payment from the Borrower of the fees in the amount of $25,000 as consideration for the assessment of this Agreement.

ARTICLE 5
GUARANTOR CONSENT

5.1	Guarantor Consent

The Guarantor consents and agrees to this Agreement, and further agrees that its Guaranty its obligations thereunder, guarantee and support the Borrower’s obligations under this Agreement and the Credit Agreement, shall be and remain in full force and effect and are hereby in all respects confirmed and ratified.

ARTICLE 6
MISCELLANEOUS

6.1	Further Assurances

Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request, and at the expense of such other party in order to more fully effectuate and accomplish the intent and purposes of and to carry out the terms of this Agreement.

6.2	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.3	Time of the Essence

Time shall be of the essence in this Agreement in all respects.

6.4	Counterparts.

This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be executed and delivered in original, facsimile or electronic form to the other parties hereto and the parties hereto agree to accept any such executed counterparts as original signed versions of this Agreement.

[Intentionally Left Blank]

PNC BANK CANADA BRANCH, as Agent and as Lender
By:	/s/ Michael Etienne
Name: Michael Etienne
Title: Senior Vice President

ZOCHEM INC.
By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and CFO

HORSEHEAD HOLDING CORP.
By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and CFO

Amendment No. 1